Exhibit 5

Schedule of Transactions

Shamrock Activist Value Fund, L.P.
Date	Number of Common Shares	Price Per Common Shares in $US*	Total Purchase Price
12/10/07	19,270	$31.3808	$604,708
12/11/07	38,541	$30.5669	$1,178,079
12/12/07	19,270	$30.5936	$589,539
12/13/07	19,270	$30.0384	$578,840
12/14/07	19,270	$30.9918	$597,212
12/17/07	19,270	$30.6565	$590,751
12/18/07	19,270	$30.2310	$582,551
12/19/07	19,270	$30.3303	$584,465

Total Common Shares	173,431		$5,306,145

Shamrock Activist Value Fund II, L.P.
Date	Number of Common Shares	Price Per Common Shares in $US*	Total Purchase Price
12/10/07	3,718	$31.3808	$116,674
12/11/07	7,436	$30.5669	$227,295
12/12/07	3,718	$30.5936	$113,747
12/13/07	3,718	$30.0384	$111,683
12/14/07	3,718	$30.9918	$115,228
12/17/07	3,718	$30.6565	$113,981
12/18/07	3,718	$30.2310	$112,398
12/19/07	3,718	$30.3303	$112,768

Total Common Shares	33,462		$1,023,774

Shamrock Activist Value Fund III, L.P.
Date	Number of Common Shares	Price Per Common Shares in $US*	Total Purchase Price
12/10/07	12	$31.3808	$377
12/11/07	23	$30.5669	$703
12/12/07	12	$30.5936	$367
12/13/07	12	$30.0384	$360

Shamrock Activist Value Fund III, L.P.
Date	Number of Common Shares	Price Per Common Shares in $US*	Total Purchase Price
12/14/07	12	$30.9918	$372
12/17/07	12	$30.6565	$368
12/18/07	12	$30.2310	$363
12/19/07	12	$30.3303	$364

Total Common Shares	107		$3,274

*	Excludes Brokerage Commissions